OPPENHEIMER ROCHESTER NORTH CAROLINA MUNICIPAL FUND
N-SAR EXHIBT 77C

SPECIAL SHAREHOLDER MEETINGS (Unaudited)

On June 21, 2013, a first shareholder meeting of Oppenheimer Rochester North Carolina Municipal Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1) as described in the Fund’s proxy statement dated April 12, 2013 (the “Proxy Statement”).  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld
Trustees

Brian F. Wruble                                           11,167,492                                271,226
David K. Downes                                        11,108,547                                330,170
Matthew P. Fink                                           11,167,975                                270,742
Edmund Giambastiani, Jr.                           11,097,402                                341,316
Phillip A. Griffiths                                       11,134,569                                304,149
Mary F. Miller                                             11,163,601                                275,117
Joel W. Motley                                           11,163,118                                275,600
Joanne Pace                                                 11,145,730                                292,988
Mary Ann Tynan                                        11,167,492                                271,226
Joseph M. Wikler                                        11,163,601                                275,117
Peter I. Wold                                                11,163,118                                275,600
William F. Glavin, Jr.                                   11,167,492                                271,226

On August 2, 2013, following an adjournment from a second shareholder meeting held on June 21, 2013, a meeting of the Fund was held at which the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2a:  Proposal to revise the fundamental policy relating to borrowing
For                                    Against                      Abstain
5,834,759                             227,381                     346,137

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                                     Against                      Abstain
5,869,671                           202,356                          336,251

2d:  Proposal to revise the fundamental policy relating to lending
For                                    Against                       Abstain
5,845,618                           214,069                          348,587

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                                    Against                       Abstain
5,860,371                            203,738                        344,167

2f:  Proposal to revise the fundamental policy relating to senior securities
For                                    Against                       Abstain
5,865,118                          195,963                          347,195

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                                    Against                       Abstain
5,835,364                           218,342                         354,572

2h:  Proposal to revise the fundamental policy relating to tax-free securities
For                                    Against                       Abstain
5,835,743                            228,631                         343,904

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                                    Against                       Abstain
5,657,858                             405,760                       344,659

2s:  Proposal to approve a change in the Fund’s investment objective
For                                    Against                       Abstain
5,842,352                           216,900                        349,023

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                                    Against                       Abstain
5,878,712                           197,232                          332,334